Exhibit 10.6

ZAYO GROUP HOLDINGS, INC.
GRANT NOTICE FOR 2014 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD
(Sign-on Restricted Stock Units)

FOR GOOD AND VALUABLE CONSIDERATION, Zayo Group Holdings, Inc. (the “Company”), hereby grants to Participant named below a  restricted stock unit award for the number of shares of Common Stock specified below (the “Award”).  The Award represents the right to receive shares of the Company’s common stock, par value $0.001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the Zayo Group Holdings, Inc. 2014 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:	John F. Waters, Jr.
Grant Date:	August 15, 2016
Number of shares of Common Stock underlying the Award:

The number of shares of Common Stock granted under this Award shall be the sum of:

•

The number of shares of Common Stock having an aggregate value of $700,000 on December 31, 2016

•

The number of shares of Common Stock having an aggregate value of $700,000 on March 31, 2017

•

The number of shares of Common Stock having an aggregate value of $700,000 on June 30, 2017

•

The number of shares of Common Stock having an aggregate value of $700,000 on September 30, 2017

•

The number of shares of Common Stock having an aggregate value of $700,000 on December 31, 2017

The number of shares vesting on each of the December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017, and December 31, 2017 (each a “Vesting Date”) will be calculated based on upon the average closing price of the Company’s Common Stock over the last ten trading days prior to the applicable Vesting Date.

At the Company’s sole discretion, the Award may be settled in cash in lieu of shares of the Company’s common stock.

Exhibit 10.6

Vesting Schedule:	The Award vests 20% on each Vesting Date, subject to Participant’s employment per the terms further described in Participant’s Employment Agreement dated July 27, 2016.

Participant must accept and electronically sign this Grant Notice by the date that is 90 days following the Grant Date as written above or the Award will be forfeited and cancelled on that date without payment of any additional consideration and without further action by Participant or Company.

In addition, by accepting this Grant Notice, Participant irrevocably agrees to elect to fund the payment of withholding taxes in connection with the Award by means of a “sell-to-cover” election through the Participant’s account with Fidelity Investments and to cause such election to remain in effect through each Vesting Date.  In the event that the Participant does not have a valid “sell to cover” election in effect on any Vesting Date, the entire Award scheduled to vest on such Vesting Date will not vest and will be forfeited and cancelled on that date without payment of any additional consideration and without further action by Participant or Company.

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions.

ZAYO GROUP HOLDINGS, INC.		/s/ John F. Waters, Jr.
Participant Signature
By	/s/ Ken desGarennes
Title:	Chief Financial Officer

Exhibit 10.6

ZAYO GROUP HOLDINGS, INC.

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
(Sign-on Restricted Stock Units)

These Standard Terms and Conditions apply to the Award of restricted stock units granted pursuant to the Zayo Group Holdings, Inc. 2014 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions and are designated as “Sign-on Restricted Stock Units”.  In addition to these Standard Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1. TERMS OF RESTRICTED STOCK UNITS

Zayo Group Holdings, Inc. (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award” or the “Restricted Stock Units”) with each Restricted Stock Unit representing the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”) specified in the Grant Notice.  The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time.  For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2. VESTING AND FORFEITURE OF RESTRICTED STOCK UNITS

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions.  After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice.  Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.”

3. SETTLEMENT OF RESTRICTED STOCK UNITS

Each Vested RSU will be settled by the delivery of one share of Common Stock (subject to adjustment under Section 14 of the Plan) to the Participant or, in the event of the Participant’s death, to the Participant’s estate, heir or beneficiary, promptly following the Vesting Date (but in no event later than 30 days following the Vesting Date); provided that the Participant has satisfied all of the tax withholding obligations described in Section 6 below, and that the Participant has completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the shares of Common Stock.  The date upon which shares of Common Stock are to be issued under this Section 3 is referred to as the “Settlement Date.”  The issuance of the shares of Common Stock hereunder may be effected by the issuance of a stock certificate, recording shares on the stock

Exhibit 10.6

records of the Company or by crediting shares in an account established on the Participant’s behalf with a brokerage firm or other custodian, in each case as determined by the Company.  Fractional shares will not be issued pursuant to the Award.

Notwithstanding the above, (i) the Company shall not be obligated to deliver any shares of the Common Stock during any period when the Company determines that the delivery of shares hereunder would violate any federal, state or other applicable laws, (ii) the Company may issue shares of Common Stock hereunder subject to any restrictive legends that, as determined by the Company’s counsel, are necessary to comply with securities or other regulatory requirements, and (iii) the date on which shares are issued hereunder may include a delay (which delay shall in no event extend beyond 30 days following the Vesting Date) in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.

4. RIGHTS AS STOCKHOLDER

Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

Notwithstanding the foregoing, from and after the Grant Date and until the earlier of (a) the time when the Restricted Stock Units become vested and payable in accordance with the terms hereof or (b) the time when the Participant’s right to receive Common Stock upon payment of Restricted Stock Units is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Participant shall be entitled to a number of additional whole Restricted Stock Units determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per share of Common Stock on such date and (B) the total number of Restricted Stock Units (including Dividend Equivalents paid thereon) previously credited to the Participant as of such date, by (ii) the Fair Market Value per share of Common Stock on such date.  Such Dividend Equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Restricted Stock Units to which the Dividend Equivalents were credited.

5. RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6. TAX WITHHOLDING

The Company has the right to deduct or otherwise effect a withholding of the amount of any taxes (including, but not limited to, any FICA, FUTA, and similar taxes) required by federal,

Exhibit 10.6

state, local or foreign laws to be withheld or otherwise deducted and paid with respect to the grant, vesting or settlement of the Restricted Stock Units; or, in lieu of such withholding, to require that the Grantee pay to the Company in cash (or, at the sole discretion of the Committee, in the form of shares of Common Stock or net settlement of the Award) the amount of any taxes required to be withheld or otherwise deducted and paid by the Company or any Subsidiary in connection with the grant, vesting or settlement of the Restricted Stock Units.  Unless the tax withholding obligations of the Company or any affiliate are satisfied, the Company will have no obligation to issue a certificate for any of the shares of Common Stock otherwise issuable pursuant to the Award (whether vested or unvested).

7. NON-TRANSFERABILITY OF AWARD

The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

8. NON-COMPETE; NON-SOLICIT

The Participant hereby agrees that during Participant’s service with the Company and for a period of one year after Participant’s Termination of Employment (the “Restricted Period”), Participant will not directly or indirectly engage or participate in (whether as an employee, consultant, proprietor, partner, director or otherwise) any position (i) of a business development/mergers and acquisitions nature, with any person, firm, corporation or business that engages in owning or operating fiber networks in the United States or other area or region in which the Company or any Subsidiary or Affiliate conducts business, or (ii) of a sales, sales management, sales engineering, marketing, product or network development nature, or any senior management level position,  if such position involves, directly or indirectly, products or services similar to the Company’s being sold to one or more of the Company’s top 200 customers at any time during the period between the Grant Date and the date on which a violation of this Section 8 occurs (a current list of such top 200 customers as of the Grant Date of this Award is attached hereto as Exhibit A), or (iii) any business in an area or region in which the Company or any Subsidiary or Affiliate conducts business as of the date the event occurs which is directly in competition with a business then conducted by the Company or a Subsidiary or Affiliate.  In addition, during the Restricted Period, Participant will not (x) induce any customer or supplier of the Company or a Subsidiary or Affiliate, with which the Company or a Subsidiary or Affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any Subsidiary or Affiliate, or (y) induce, or attempt to influence, any employee of or service provider to the Company or a Subsidiary or Affiliate to terminate such employment or service, or (z) interfere with or harm, or attempt to interfere with or harm, the relationship of the Company or any Subsidiary or Affiliate with any person who at any time was a customer or supplier of the Company or any Subsidiary or Affiliate or otherwise had a business relationship with the Company or any Subsidiary or Affiliate or hire, solicit for hire or cause to be hired, either as an employee, contractor or consultant, any person who is currently employed, or was employed at any time during the six-month period prior thereto, as an employee, contractor or consultant of the Company or any Subsidiary or Affiliate.  Notwithstanding the foregoing, this Section 8 shall not apply (i) in any case where the

Exhibit 10.6

Participant’s Termination of Employment by the Company was not for Cause or (ii) at any time after expiration of the Restricted Period.  For avoidance of doubt, this Section 8 will apply in any case where the Participant voluntarily terminates service with the Company or where the Participant experiences a Termination of Employment with Cause.  In the event that Participant violates the terms of this Section 8, the Company shall provide Participant with written notice of such violation and all of Participant’s Restricted Stock Units hereunder, including Vested RSUs, to the extent then outstanding, will be automatically, and without any further action on the part of the Company, forfeited as of the date of such written notice from Company.

9. WAIVER OF CLAIMS

By executing the Grant Notice, Participant hereby releases and discharges Company, its directors, officers, employees, agents or successors of and from any demands or claims, of whatever kind or nature, whether known or unknown, arising out of Participant’s employment or other service with Company, including, but not limited to, claims of breach of express or implied contract, promissory estoppel, detrimental reliance, infliction of emotional distress, harassment and/or hostile work environment, claims under the Employee Retirement Income Security Act of 1974 or the Family and Medical Leave Act of 1993, the WARN Act, or claims of discrimination under the Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, the Sarbanes Oxley Act of 2002, the Internal Revenue Code, New York Anti-Discrimination Act, or any other local, state or federal law or regulation, as of the Grant Date.

10. OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award.  Any prior agreements, commitments or negotiations concerning the Award are superseded.

11.	LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award.  Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

12.	SECTION 409A

Notwithstanding any other provision of the Plan or these Standard Terms and Conditions, this Award is not intended to provide for a deferral of compensation within the meaning of Section 409A of the Code and is intended to qualify for as a “short-term deferral” under Section 409A of

Exhibit 10.6

the Code, and these Standard Terms and Conditions shall be construed or deemed to be amended as necessary to effect such intent.  Under no circumstances, however, shall the Company have any liability under the Plan or these Standard Terms and Conditions for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan or these Standard Terms and Conditions, including any taxes, penalties or interest imposed under Section 409A of the Code.

13. GENERAL
(a)

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b)

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(c)	These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(d)	These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
(e)

In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control.  In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f)	All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
14. ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.